EXHIBIT 99.1

HBT FINANCIAL, INC. ANNOUNCES

CHIEF FINANCIAL OFFICER TRANSITION PLAN

Bloomington, IL, August 18, 2022 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company”), the holding company for Heartland Bank and Trust Company (“Heartland Bank”), today announced that Matthew J. Doherty, Executive Vice President and Chief Financial Officer, will step down from the Chief Financial Officer position on December 31, 2022, but will remain with Heartland Bank serving as Treasurer as a step in Mr. Doherty’s eventual retirement from the Company. Peter Chapman, previously the Executive Vice President and Chief Financial Officer of Great Western Bancorp, Inc. (“Great Western”), will join the Company on October 1, 2022, after relocating to the Bloomington, Illinois area, and assume the role of Chief Financial Officer on January 1, 2023.

Fred L. Drake, Chairman and Chief Executive Officer of the Company, commented, “On behalf of the entire Company, I would like to thank Matt Doherty for the valuable role he played during his 12 years as our Chief Financial Officer and his leadership through a period of significant growth that included a number of acquisitions and our initial public offering. In his new role as Treasurer, we will continue to benefit from Matt’s many years of experience advising on and managing the fixed income investments of community banks. We have known Pete Chapman for several years, and we are very pleased that he will be succeeding Matt as our Chief Financial Officer. We believe Pete’s experience as CFO of a larger regional bank will be valuable as we continue to grow our franchise in the future.”

Peter Chapman served as the Executive Vice President and Chief Financial Officer of Great Western, a regional bank holding company with $13 billion in assets and 175 branches in nine states, from November 2012 through its merger with First Interstate BancSystem, Inc. in February 2022. In addition to his CFO responsibilities, Mr. Chapman also had oversight of IT, Operations, Product Management, Credit Card and Mortgage businesses at Great Western. Prior to joining Great Western, Mr. Chapman held a number of senior operational and financial positions at National Australia Bank and was a Senior Manager within the financial services practice of Ernst & Young in Australia and New York. Mr. Chapman is a Chartered Accountant and holds a Bachelor of Accounting degree from Royal Melbourne Institute of Technology.

HBT Financial, Inc.

About HBT Financial, Inc.

HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Central and Northeastern Illinois and Eastern Iowa through 61 branches. As of June 30, 2022, HBT had total assets of $4.2 billion, total loans of $2.5 billion, and total deposits of $3.7 billion.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; and (xiii) the ability of the Company to manage the risks associated with the foregoing. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

CONTACT:

Tony Rossi

HBTIR@hbtbank.com

(310) 622-8221